Exhibit 10.1

Share Transfer Agreement
股权转让协议

This Share Transfer Agreement ("Agreement") is made between the following Parties in Songyuan, the People's Republic of China ("PRC") on the 19th day of January, 2011.

本股权转让协议(“本协议”)于2011年1月19日由以下双方在中华人民共和国(以下称“中国”) 松原市签订：

Party A:
Songyuan North East Oil Technical Services Co., Ltd, an enterprise duly incorporated in the PRC under the laws and regulations of the PRC, with its registered address at Zhanjiang Road Comprehensive Office, Qingnian Street, Songyuan Economic and Technological Development Zone;

甲方：	松原市东北石油技术服务有限公司，是一家根据中国法律法规在中国注册成立的企业，其注册地址为松原市经济技术开发区青年大街湛江路综合写字楼；

Party B:	three shareholders of Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd., whose name and shareholder percentages are stated in Appendix One.
乙方：	苏尼特右旗盛源油气技术开发有限公司的三位股东，他们的姓名和持股比例见附件一.

WHEREAS
鉴于：

(1)
Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd is a limited liability company duly incorporated in Sunite Right Banner, Inner Mongolia, PRC and existing in the PRC under the laws and regulations of the PRC by Party B. Its registered capital is RMB3, 000,000.00, and its registered address is A’er Shan Street at Xilin Road, Saihan Tala Town, Sunite Right Banner.(“Shengyuan Company”)
苏尼特右旗盛源油气技术开发有限公司是一家由乙方各方依照中国的法律法规共同在中国内蒙古自治区苏尼特右旗注册成立并合法存续的有限责任公司，注册资本为人民币叁佰万元整(RMB 3,000,000.00)，注册地址为：苏尼特右旗赛汉塔拉镇阿尔善街锡林路，（“盛源公司”）；

(2)	Party B has decided to transfer to Party A of its shares in Shengyuan Company for its own economic benefit.
乙方基于自身经济利益考虑，决定向甲方转让所持有的盛源公司股权。

The Parties hereby agreed as follows after amicable negotiations:

故此，双方经过友好平等协商达成如下协议，以资共同遵照履行。

1.	SHARE TRANSFER
股权转让

1.1
Subject to the terms and conditions of this Agreement, each person of Party B agrees to transfer to Party A and Party A agrees to purchase from Party B 100% of the shares in Shengyuan Company legally held by Party B(“ Target Shares”).

根据本协议的条款并受限于本协议的条件，乙方各方同意向甲方出让、甲方同意向乙方各方购买乙方各方合法持有的盛源公司100%的股权（“标的股权”）。

1.2	Upon completion of the share transfer under this Agreement, Shengyuan Company shall be transformed into a limited liability company 100% held by Party A.
本协议项下的股权转让完成后，盛源公司变更为甲方100%持有的有限责任公司。

1.3
The Target Shares shall include all the rights and benefits attached to them and shall be free from any lien, pledge, other encumbrances, option, claim or other third party rights of any nature whatsoever ("Encumbrances").

标的股权包括该等股权所对应的所有权利和利益，且不得含有任何留置权、质权、其他担保物权、期权、请求权或其他任何性质的第三方权利（以下合称“权利负担”）。

1.4
As shareholders of Shengyuan Company, each person of Party B hereby consents and promises to waive the preemptive right of corresponding shares the other two persons transfer to Party A. Each person of Party B consents to issue an announcement of such waiver of preemptive right separately if required by any governmental authorities.

作为盛源公司股东，乙方各方在此作出承诺，放弃其他两方向甲方转让的相应股权的优先受让权。如应相关政府部门要求，乙方各方同意另行出具该等放弃股权优先受让权的声明。

2.	RIGHTS AND LIABILITIES OF SHENGYUAN COMPANY
盛源公司债权债务承担

2.1
Unless otherwise agreed by the Parties, the rights and liabilities that are stated in the financial statements of Shengyuan Company and have been faithfully disclosed to Party A shall continue to be enjoyed and undertaken by Shengyuan Company, and the liabilities that are not shown in the financial statements of Shengyuan Company or have not been faithfully disclosed to Party A (including but not limited to contingent liabilities or potential liabilities incurred by guarantee or reasons whatsoever exposure Shengyuan Company to liabilities) shall be undertaken indivisibly by Party B (Party A shall be entitled to claim against any person of Party B for undertaking of such liabilities regardless of their shareholding percentage in Shengyuan Company).

除非双方另行达成协议，体现在已披露给甲方的盛源公司财务报表上以及其他如实披露给甲方并经甲方书面确认的债权、债务仍由盛源公司享有和承担，未体现在盛源公司财务报表上或未如实向甲方披露的债务（包括但不限于或有或因担保等任何原因而可能使盛源公司承担责任的潜在债务）由乙方各方不可分割地承担责任（不分持股比例，甲方可向乙方任何一方主张所有该等债务）。

3.	ANTECEDENT CONDITIONS
先决条件

3.1	The conditions precedent for Party A to perform its obligations under this Agreement shall be as follows:
甲方履行本协议约定的义务的先决条件为：
3.1.1
The board of directors and/or shareholders meeting of Shengyuan Company shall have approved the transfer of the Target Shares from Party B to Party A in accordance with the Articles of Association of Shengyuan Company,;

依据盛源公司的章程，盛源公司的董事会和/或者股东会已经同意乙方各方向甲方转让标的股权；
3.1.2	Transfer of Target Shares from Party B to Party A shall have obtained all the approvals required by relevant governmental authorities in advance (if necessary);
乙方向甲方转让标的股权已经获得了所有需要的政府部门的事先批准等（若有）；
3.1.3
Shengyuan Company shall have obtained all the qualification certificates, permit, approvals and licenses for production and operation. All those qualification certificates, permit, approvals and licenses are valid and shall be free from any reasons lead to withdrawal or revocation;

盛源公司已获得展开其经营范围业务活动所需要的所有生产经营资质、许可、批复、批准和证书等，并且都处于有效状态，不存在任何被收回或撤销的事因；

3.1.4	Shengyuan Company shall have obtained legitimate interest of its material assets and is free from disputes of ownership or use right;
盛源公司对其重大资产拥有合法权益，不存在所有权或使用权争议；
3.1.5	The registered capital of Shengyuan Company has been fully paid up and each person of Party B has fully paid up his contribution to registered capital respectively.
盛源公司的注册资金已经全部缴清，并且乙方各方已经缴清其各自认缴的出资额；
3.1.6
The representations, warranties and undertakings made by Party B under this Agreement shall be true, complete and accurate as at the Completion Date (as defined below) and such representations, warranties and undertakings shall be effective as if they will have been made on the Completion Date; and

乙方各方在本协议下做出的陈述、保证与承诺截至股权转让工商变更登记完成日（如下文定义）都是真实、完整和准确的，如同该等陈述、保证与承诺是在完成日所做出的同样有效；
3.1.7
Party B shall have rendered to Party A its full support and assistance as may be reasonably required by Party A when conducting due diligence on Shengyuan Company, including but not limited to providing all the accounting books, records, contracts, technical information, personnel information, management information and other documents of Shengyuan Company for the legal counsels, accountants and other representatives appointed by Party A. The abovementioned due diligence shall include but not be limited to the due diligence to be conducted on the operational, legal, financial, technical and personnel matters of Shengyuan Company. The results of such due diligence shall be satisfactory to Party A.

乙方应已按照甲方在对盛源公司进行尽职调查时可能提出的合理要求，向甲方提供了全力支持和协助，包括但不限于向由甲方委派的律师、会计师与其他代表充分提供盛源公司的所有账目、记录、合同、技术资料、人员资料、管理情况以及其他文件。上述尽职调查应包括但不限于对盛源公司经营、法律、财务、技术与人事方面所进行的尽职调查，并且该等尽职调查的结果令各甲方感到满意。

3.2	Party A shall be entitled to waive at its sole discretion any or all of the conditions precedent set out in Clause 3.1 above at any time.
甲方有权在任何时候全权决定放弃以上第3.1条列明的先决条件（部分或全部）。

3.3
In the event that any of the conditions precedent set out in Clause 3.1 hereof is not satisfied and/or waived in accordance with Clause 3.2 hereof due to any reason, Party A shall be entitled (but not obliged) to terminate this Agreement by serving a written notice on Party B, upon which this Agreement shall be terminated on the date of such written notice.

以上第3.1条中规定的先决条件因任何原因未被满足，并且/或未按照第3.2条的规定被予以放弃，甲方有权（但非义务）通过向乙方发出书面通知的方式终止本协议，本协议应于该等书面通知之日终止。

4.	CONSIDERATION OF THE SHARE TRANSFER
股权转让对价

4.1
Both Parties unanimously agree that the consideration for the transfer of 100% shares of Shengyuan Company shall be RMB 70,000,000 and shall be allocated according to the shareholding percentage of each person of Party B as stated in Appendix One.

甲乙双方经协商一致，盛源公司100%股权出让的对价为人民币7000万元，并由乙方各方按照附件一所示持股比例来分配。

4.2
Subject to Article 3 of this Agreement, Party A shall pay the full amount of share transfer price to each person of Party B within seven business days from the date of completion of share transfer registration with the local administration for industry and commerce.

受制于本协议第3条的约定，甲方应在股权转让工商登记完成之日起七个营业日内向乙方各方支付股权转让对价。

5.	RELEVANT REOCEDURES ON SHARE TRANSFER
股权转让相关手续的办理

5.1
Concurrently with the execution of this Agreement, Party B shall procure Shengyuan Company to prepare all application documents ("Transfer Documents") required for the share transfer application and registration (subject to the application documents list required by relevant government authorities). This Agreement and all the Transfer Documents shall be submitted to the examining and approving authority and/or corporate registration authority for approval and/or registration as soon as practicable by Party B and Shengyuan Company. The Parties shall use their best endeavours to complete as soon as practicable the execution of all the Transfer Documents, the applications for approvals and/ or registration of the share transfer.

本协议签署之后，乙方各方应并促使盛源公司应办理股权变更申报/登记所需的全部其他申报材料（以相关政府部门要求的文件清单为准）（“转让文件”）。本协议及所有转让文件由乙方及盛源公司尽快到公司审批和/或登记机关提出股权转让申请。双方均应尽其最大努力，尽快完成全部文件的签署、股权转让审批和/或登记的申请。

5.2
Party B shall procure that Shengyuan Company shall keep relevant documents properly after share transfer approvals and/ or registration, revoke the investment certificates of each person of Party B after Party A has paid relevant share transfer price, issue new investment certificates to Party A, and amend the records relating to the shareholders and their capital contributions in the shareholders registration book. In respect of the matters in connection with the aforesaid approvals, registrations, safekeeping and changes, the Parties shall render the necessary assistance and shall not hinder or treat negatively the processing and completion of the abovementioned matters.

乙方应促使盛源公司在办理股权转让审批和/或变更登记手续后，应妥善保管相关文件，并在乙方支付相应转让对价后撤销对乙方各方的出资证明书，向甲方签发新的出资证明书，并相应修改股东名册中有关股东及其出资额的记载。就前述报批、登记、保管和变更事宜，双方均应提供必要协助，并且不得阻挠或消极对待上述事宜的办理及完成。

6.	COMPLETION DATE
完成日

The share transfer shall be deemed to be completed on the date when all the approvals, filings and registrations are completed, and the competent registration authority has made decisions to allow the registration ("Completion Date")

股权转让于完成所有审批、备案、登记等手续，有关的公司登记机关做出准予登记的决定之日完成（“完成日”）。

7.	REPRESENTATIONS AND WARRANTIES
陈述与保证

7.1	Representations and Warranties of Party A
甲方的陈述与保证

7.1.1	Legal Status and Capacity of Party A
甲方的法律地位与能力

Party A has full and independent legal status and legal capacity to execute, deliver and perform this Agreement.
甲方具有完全、独立的法律地位和法律能力签署、交付并履行本协议。

7.1.2	Legality of Payment of Share Transfer Price
转让价款支付的合法性

Party A warrants that the source of the monies it will use for payment of the transfer price to Party B under this Agreement is legal and that it has sufficient capacity to pay the share transfer price to Party B pursuant to the terms and conditions of this Agreement.
甲方保证其依据本协议向乙方支付的转让价款来源合法，并且其有足够的能力依据本协议的条款与条件向乙方支付转让价款。

7.2	Representation and Warranties of Party B
乙方的陈述与保证

Party B hereby inseparably makes the following representations and warranties to Party A in respect of Shengyuan Company and other relevant information as at the Completion Date, and confirms that such representations and warranties are true and accurate and neither omissive nor misleading. Party B has relied on the following representations and warranties in its execution of this Agreement:
乙方各方不可分割地特此向甲方就直至完成日前盛源公司和其它情况做出以下陈述与保证，并确认该等陈述与保证均为真实、准确、无遗漏和无误导，并且乙方签署本协议是建立在以下陈述与保证的基础之上的:

7.2.1	General
一般事项

(1)
Party B has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and all the other documents in relation to the transactions contemplated under this Agreement without any prior consent or approval of any co-owner or other right holder.

乙方具有完全、独立的法律地位和法律能力签署、交付并履行本协议及其他所有与本协议所述交易有关的文件，而不需要获得任何共用人或其他权利人的事先同意、批准。

(2)	Party B has full power and authority to execute and deliver this Agreement and all the other documents in relation to the transactions contemplated under this Agreement to which it will be a party.
乙方拥有签订和交付本协议及其他所有与本协议所述交易有关的、其将签署的文件的完全权力和授权。

(3)
Except for the approval, filing and registration in respect of the share transfer that are required to be obtained from the relevant governmental authority as at the date of execution of this Agreement, Party B has obtained all the necessary approvals and permits from the governmental authorities for its execution, delivery and performance of this Agreement. Party B confirms that it is not aware of any reason for the competent governmental authorities or any third parties not to approve the share transfer or any reason for Party A not able to operate business after Party A controls Shengyuan Company.

除了在本协议签署之日尚需获得政府相关主管部门就本次股权转让的批准、备案和登记以外，乙方签订、交付和履行本协议已经获得了任何必需的政府部门的批准与许可。乙方确认就其所知不存在会导致政府相关主管部门或其他第三方不批准或不同意本次股权转让或导致甲方控有盛源公司后无法正常开展经营的事由。

(4)
This Agreement and all the other documents that are related to the transactions contemplated hereunder and signed by Party B constitute lawful and binding obligations of Party B that are enforceable in accordance with their terms.

本协议以及与本协议所述交易有关的、将由乙方签署的所有相关文件构成对乙方的合法的、具有约束力的义务，并可根据其条款对乙方强制执行。

(5)	The execution and performance of this Agreement and the other documents that are related to the transactions contemplated hereunder by Party B will not
乙方签署本协议及其他所有与本协议所述交易有关的文件并履行该等协议项下的义务，不会：
a.	violate any laws, regulations, government rules or any government orders or court judgments or awards that are binding on Party B or Shengyuan Company or any of their assets;
违反任何有关法律、法规、政府规章以及对乙方或盛源公司或其资产有约束力的政府命令或法院判决与裁决；
b.	violate any provisions under any of the contracts, agreements or documents to which Party B or Shengyuan Company is a party or binding on any of their assets; or
违反以乙方或盛源公司为一方或者对乙方或盛源公司的资产有约束力的合同、协议或文件下的条款；
c.	violate the Articles of Association or any other constitutive documents of Party B and/or Shengyuan Company.
违反乙方和/或者盛源公司的章程或其他任何组织性文件。

(6)
The information and materials on Shengyuan Company disclosed to Party A by Party B are true and accurate and not omissive or misleading. In addition to those that have been disclosed, Shengyuan Company does not have any other liabilities, and there is no other information or material that may affect the transactions hereunder.

乙方向甲方披露的盛源公司的信息和资料均是真实、准确、无遗漏和无误导的。除已披露的以外，盛源公司不存在其他任何债务或者会影响本次交易的其他信息和资料。

7.2.2	Title to the Target Shares
对标的股权的所有权

（1）	Party B is the legal owner of the Target Shares
乙方是标的股权的合法的所有人。
（2）	In respect of the Target Shares or any part thereof, there does not exist any Encumbrance or any agreement, arrangement or obligation that may lead to the creation of any Encumbrance.
就标的股权或其任何部分而言，不存在任何权利负担，也不存在设立或做出权利负担的任何协议、安排或义务。

7.2.3	Other representations and warranties of Party B and/or Shengyuan Company that are not exemplified in this Agreement but mentioned in any other written document.
其他本协议未体现，但在其他任何书面文件中提及的乙方和/或盛源公司的陈述和保证。

8	ARRANGEMENT BEFORE THE COMPLETION DATE
完成日前安排

8.1
Unless with the prior written consent of Party A, as the shareholder of Shengyuan Company, before the Completion Date, Party B shall not do or allow Shengyuan Company to do any action that may have adverse effect on the Target Shares and/or Shengyuan Company during the period from the date of execution of this Agreement to the Completion Date, including but not limited to waiver of any major rights or benefits of Shengyuan Company or causing any major liabilities or obligations to be undertaken by Shengyuan Company. In addition, unless with the prior written consent of Party A, Party B shall procure that Shengyuan Company shall observe the following during the period from the date of execution of this Agreement to the Completion Date:

乙方作为完成日前盛源公司的股东，除非经甲方事先书面同意，在本协议签署之日起至完成日的期间内不得做出或允许盛源公司做出任何可能对标的股权及/或盛源公司有不利影响的行为，包括但不限于放弃盛源公司任何重大权利或利益，或使盛源公司承担任何重大责任或义务。同时，除非经甲方事先书面同意，乙方应促使盛源公司在本协议签署之日起至完成日的期间内：

8.1.1	to conduct its business in the ordinary manner and maintain good operation;
以正常及惯例的方式开展业务，维持良好运营；
8.1.2	not to sign or undertake to sign any agreement of an amount of more than RMB[100,000.00];
不签订或承诺签订标的金额高于人民币【壹拾万元(RMB100,000.00)】的任何协议；
8.1.3	not to sign or undertake to sign any agreement other than in the ordinary course of its business operation;
在以正常及惯例的方式开展业务的范围之外不签订或承诺签订任何协议；

8.1.4	not to dispose of or undertake to dispose of any major assets of Shengyuan Company;
不处分或承诺处分盛源公司任何重要资产；
8.1.5	not to purchase or undertake to purchase any equity, shares or other interests in any other company or organization;
不购买或承诺购买任何其他公司的任何股权、股份或其他权益，或其他任何组织中的权益；
8.1.6	not to borrow any monies or undertake any other liabilities;
不举借任何贷款或承担任何其他债务；
8.1.7	not to pay or agree to pay any unnecessary monies other than in the ordinary course of its business operation;
除正常及惯例业务所需的款项外，不支付（或同意支付）任何其他非必要的款项；
8.1.8	to take all reasonable steps to maintain and protect the assets which it has title or right to use (including but not limited to any intangible assets);
采取所有合理行动维持及保护其自有的或拥有使用权的资产(包括但不限于任何无形资产)；
8.1.9	not to amend any accounting standard or policy of Shengyuan Company;
不修改任何盛源公司的会计准则或政策；
8.1.10	not to amend the Articles of Association of Shengyuan Company;
不修改盛源公司章程；
8.1.11	not to provide any guarantee for any third party;
不为任何第三方提供担保；
8.1.12	not to create any Encumbrances on any of the Target Shares or assets of Shengyuan Company; and
不在任何标的股权或盛源公司的资产上设定任何权利负担；

8.1.13
to disclose as soon as practicable any fact within the knowledge of Party B that may violate any of the representations, warranties or undertakings under this Agreement (whether they have existed before the date of execution of this Agreement or occurred after the date of execution of this Agreement and before the date of registration).

尽快披露任何乙方获悉的任何可能违反本协议下的任何陈述、保证与承诺的事实（不论其在本协议签署日期前已存在或在本协议签署日期后与登记日前发生）。

8.2
Subject to Clause 8.1 hereof, as the shareholder of Shengyuan Company before the Completion Date, during the period from the date of execution of this Agreement to the Completion Date, Party B shall use its best endeavours to procure that the management of Shengyuan Company shall observe the following after the date of execution of this Agreement:

在不违反第8.1条规定的前提下，乙方作为完成日前盛源公司的股东，在本协议签署之日起至完成日的期间内，应尽其所能促使盛源公司的管理层确保在本协议签署之后：

(1)
Shengyuan Company shall conduct the handover work in respect of its business operation with Party B, including but not limited to the handover of all assets, seals, legal documents and financial materials;

盛源公司与乙方就公司运营事项进行全面交接合作，包括但不限于所有资产、印章，法律文件、财务资料等交接；

(2)
The authorized representatives of Party A may fully participate in the daily management and operation of Shengyuan Company, and in respect of any matters that have material effect on the business of Shengyuan Company, the management and relevant personnel of Shengyuan Company shall consult such authorized representatives; and at the request of Party A or its authorized representatives, Shengyuan Company shall provide company documents, information and personnel support for them.

甲方的授权代表可充分参与盛源公司日常的管理和运营过程，且对于对盛源公司业务有重大影响的事项，盛源公司管理层或相关人员应征询该等授权代表的意见；应甲方或其授权代表的要求，盛源公司应向其提供公司的文件、资料以及人员协助。

9	LIABILITIES FOR BREACH
违约责任

9.1
If either Party ("Defaulting Party") fails to perform any of its obligations, undertakings or warranties hereunder, the other Party ("Non-defaulting Party") shall be entitled to demand that the Defaulting Party shall compensate the losses suffered by it and/or the company; and if the breach is material so that this Agreement is unable to continue to be performed, the Non-defaulting Party shall be entitled to terminate this Agreement by serving a written notice on the Defaulting Party and to demand that the Defaulting Party shall compensate the losses suffered by it.

若本协议一方（“违约方”）未能履行其于本协议项下的义务及承诺与保证，本协议另一方（“守约方”）有权要求违约方赔偿其及/或公司所遭受的损失；若违约方的违约行为严重，致使本协议的目的无法实现，则守约方有权在给予违约方书面通知后终止本协议，并要求违约方赔偿其所遭受的损失。

9.2
If at the execution of this Agreement, Party B fails to faithfully inform Party A of the liabilities or contingent liabilities or responsibilities of Shengyuan Company before the share transfer or if Shengyuan Company incurs any new liabilities or responsibilities before the Completion Date due to breach of Clause 8 hereof, Party A or Shengyuan Company shall be entitled to demand Party B responsible for such liabilities or responsibilities, or shall be entitled to claim from Party B the losses and compensation suffered by it.

如因乙方在签订本协议时，乙方未如实告知甲方有关盛源公司在股权转让前所负债务或者可能产生的债务、责任或者在完成日前违反本协议第8条的约定而产生新的债务、责任，甲方或盛源公司有权要求乙方直接承担该等债务、责任或根据所遭受的损失及其赔偿金向乙方追偿。

10	AMENDMENT OR TERMINATION
协议变更或终止

10.1	Any amendments of this Agreement shall be unanimously agreed by the Parties in writing after negotiations. The content of the Agreement shall prevail to the final amendment.
本协议的任何变更应当由甲乙双方协商一致，并形成书面文件方可有效，协议内容以最后变更内容为准。

10.2	This Agreement shall be terminated upon occurrence of any of the following events other than any events agreed in this Agreement otherwise:
除了本协议其他约定情形外，在发生下列情形时，本协议也将终止：

10.2.1	Party A is entitled to terminate the Agreement if Party B or Shengyuan Company breaches Clause 7 “Representations and Warranties” and Clause 8 “ Arrangement before the Completion Date”;

乙方或盛源公司有违反本协议第7条“陈述和保证”和第8条“完成日前安排”的情形，甲方决定终止本协议；

10.2.2	Failures to pass the relevant government authorities’ approvals, filing or registration on Party A’s acquisition of Shengyuan Company’s shares;

甲方收购盛源公司股权未通过相关政府部门的批准、备案或者登记；

10.2.3	Any events such as bankruptcy, revocation of business licenses, suspension of business, liquidation of Shengyuan Company before the the Completion Date；

完成日前盛源公司发生被申请破产、被吊销营业执照、停业、清算等情形的；

10.2.4	Party A’s termination or bankruptcy in accordance with the law;

甲方被依法终止或被依法宣告破产的；

10.2.5	Unanimous consent by Parties to terminate this Agreement;

甲乙双方一致同意终止本协议时；

10.2.6	Judicial authority’s verdict that rules the Agreement invalid;

本协议被司法机关依法裁定无效时；

10.2.7	Other events which shall terminate the Agreement according to laws or regulations.
发生其它依法应当终止本协议的情形时。

11	COSTS AND EXPENSES
费用

11.1
The asset assessment fee, government examination and approval fee and other fees, costs and expenses in connection with the share transfer shall be borne by both Parties according to relevant laws and regulations and be borne by either Party respectively if no laws and regulations provide.

为股权转让而进行的资产评估费、政府审批费用、其他费用、收费和支出等由双方根据相关法律法规来承担，法律法规未规定的，由双方各自承担一半。

11.2	The Parties shall bear their own legal fees and relevant costs and expenses in connection with the negotiations, preparation, execution and performance of this Agreement.
本协议双方应各自承担与本协议的谈判、起草、签署和执行本协议有关的法律费用和相关成本。

12	CONFIDENTIALITY OBLIGATIONS
保密义务

12.1
Unless required by law or a competent court or with the consent of the Parties, neither Party shall disclose to any third party the content of this Agreement, or the information in connection with this Agreement, or any document, material or information obtained from the other Parties, or any document, material, information, technical secret or trade secret of Shengyuan Company. However, the confidentiality obligations under this Agreement shall not apply to disclosure under the following circumstances:

除非法律或有管辖权的法院要求或者本协议双方同意，本协议任一方不得向本协议双方以外的任何第三方披露本协议任何内容、与本协议有关的信息以及各自从其他方获得的任何文件、资料、信息，以及盛源公司的任何文件、资料、信息、技术秘密或者商业秘密；但本协议双方在以下范围内进行披露不违反本协议项下的保密义务：

12.1.1	that are known to the public at the time of disclosure;
在披露时已经为公众所知悉的；
12.1.2	that may become known to the public after disclosure due to reasons other than a breach of the above mentioned undertakings;
在该等披露后，并非由于违反上述承诺的原因，公众一般均可知悉的；

12.1.3	that have been lawfully in the possession of the relevant Party before disclosure;
在该等披露前由相关方合法拥有的；
12.1.4	that are required to be disclosed by law, a court or governmental or regulatory authority which has jurisdiction;
被法律、有管辖权的法院或政府机关或管理机关要求披露的；
12.1.5	that are required to be disclosed by its associated company that has been or purports to be listed pursuant to the requirements of the relevant security exchange; and
被任何一方的已上市（或将上市）的关联公司依照有关证券交易机构的要求披露的；及
12.1.6
that are disclosed by any of the Parties to their respective legal and other advisors for the purpose of the transaction contemplated under this Agreement, provided that such advisors are informed of and agree to observe the obligations under this Agreement.

为各方本次交易之目的，各方可以将本协议向其法律顾问和/或其他顾问披露的，但前提是该等顾问被告知并同意遵守本协议的约定。

12.2
The abovementioned permitted disclosure shall not exceed the extent that is necessary. In addition, the disclosing Party shall take the necessary steps to procure that the third party that is to receive the abovementioned document, material and information shall comply with the provisions under this Clause;

上述许可的披露不得超过必要的限度，并且，披露方必须采取措施促使接受上述文件、资料和信息的第三方遵守本条的约定；

12.3	The confidentiality obligations under this Clause 12 shall continue to be binding on the Parties after this Agreement is discharged or terminated.
本第12条下的保密义务在本协议被解除或终止后仍对本协议双方具有约束力。

13	FORCE MAJEURE
不可抗力

13.1
A "Force Majeure Event" means any event that is unforeseeable and beyond the control of the Parties and if foreseeable the occurrence of which is unavoidable and the consequences of which are unable to be overcome and will hinder the performance of this Agreement by either Party, including but not limited to earthquake, typhoon, flood, fire, war, storm and changes in laws and policies.

“不可抗力”指双方无法控制也不可预见的、如可以预见其发生亦不可避免且其结果不可克服的，并且阻碍一方履行本协议的任何事件，包括但不限于地震、台风、洪水、火灾、战争、暴风雨以及法律与政策的变化。

13.2
If either Party is unable to perform its obligations due to a Force Majeure Event, such Party shall be relieved from performing such obligations to the extent that it is affected by the Force Majeure Event. The Party that is affected by the Force Majeure Event shall forthwith notify the other Parties and use its best endeavors to mitigate the effect of the Force Majeure Event.

如果一方因不可抗力事件无法履行其义务，该方应在受不可抗力事件影响的范围内免除其义务的履行。遭遇不可抗力事件的一方应立即通知其他方并应尽一切合理努力，减轻不可抗力事件的影响。

14	GOVERNING LAW AND RESOLUTION OF DISPUTE
适用法律及争议管辖

14.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.
本协议受中国法律管辖并依其解释。

14.2
All disputes, controversies and claims in connection with this Agreement shall first be resolved by the Parties through amicable negotiations, which shall commence immediately upon the issuance of a written request for negotiations by either Party to the counter Party. If a dispute fails to be resolved through negotiations within sixty (60) working days from the issuance of the said request, at the request of either Party and by notifying the counter Party, such dispute shall be referred to the People’s Court where Party A registers for resolution litigation.

所有与本协议有关的争议、争端或诉求应首先由双方以友好方式进行协商，该等协商应在一方向争议对方发出有关协商的书面要求后立即开始。如果在上述通知发出后的六十（60）个工作日内，争议未能通过协商解决，则争议应根据任何一方的要求，经通知争议对方后，交由甲方所在地人民法院通过诉讼解决。

15	MISCELLANEOUS
其他

15.1
Without the prior written consent of the other Parties, neither Party shall transfer, assign, mortgage or otherwise dispose of all or any part of its rights or obligations under this Agreement, whether directly or indirectly.

未经其他方的事先书面同意，本协议任何一方均不可直接或者间接转让、出让、抵押或以其他方式处分其在本协议项下的所有或部分权利或义务。

15.2
This Agreement shall be binding on the respective successors and the assignees of all the rights or obligations of the Parties. The Parties shall procure that their respective successors and assignees shall agree to comply with all the provisions of this Agreement.

本协议对双方相应继承者以及双方全部权利或义务的受让人具有约束力。双方应当确保其相应继承者或受让人同意遵守本协议的一切规定。

15.3
This Agreement is executed in six (6) original sets. The Parties shall each keep one (1) set, and the remaining sets shall be used for government examination and registration. All the original sets shall have equal legal effect.

本协议一式六（6）份，甲方和乙方各方各执一份，其余用于政府审批和登记，各份具有相同的法律效力。

15.4
This Agreement is made by the Parties after unanimous agreement on the Target Shares, and any amendment to it shall be made by signing a written supplemental agreement through negotiations. If there is anything not covered in this Agreement, the Parties shall enter into a written supplemental agreement.

本协议系双方就标的股权最终协商一致做出的协议，对本协议的修改应由双方协商一致并且签署书面补充协议。本协议未尽事宜，由双方另外达成书面补充协议。

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EXECUTION PAGE
签署页

Party A
甲方

Songyuan Northeast Oil Technology Services Co, Ltd (Common Seal)
松原市东北石油技术服务有限公司（公章）

Authorized Representative:
授权代表：	/s/ Wang Hongjun

Party B
乙方

Chen Zhiyong/ 陈志勇:	/s/ Chen Zhiyong

Zeng Qingnan/曾庆男:	/s/ Zeng Qingnan

Gao Shuhui/ 高淑会:	/s/ Gao Shuhui